EXHIBIT 99.1

Remark Media Closes Acquisition of China Branding Group
Acquisition accelerates monetization opportunities and enhances content across all assets

LAS VEGAS, NV - September 21, 2016 - Remark Media (NASDAQ: MARK), a global digital media technology company, announced it completed the acquisition of the main operating assets of China Branding Group Limited (CBG), China’s leading Western-entertainment digital content company. The acquisition includes CBG’s main operating subsidiaries, most notably FansTang, which is a top provider of localized Western sports and entertainment digital video content, international live event broadcasts and social media content into China.

Kai-Shing Tao, Remark Media's Chairman and CEO, stated, “The integration of CBG’s U.S. content and production assets and its FansTang subsidiary will advance our appeal to the highly-lucrative Millennial demographic in both the U.S. and China, which significantly enhances our profile as a leading global digital media technology company. Specifically, we will leverage FansTang’s growing portfolio of innovative celebrity, sports and entertainment content; social media community of more than 130 million followers in China; proven distribution and monetization strategies; and its cross-platform sales capabilities to realize synergies within our existing assets in travel and entertainment, social media and lifestyle to generate traffic and grow revenue. Furthermore, we expect this transaction will be accretive in 2016 as we benefit from synergies and accelerate monetization opportunities throughout the business. We are already hitting the ground running with several planned campaigns expected to roll out before the end of the year.”

Adam Roseman, co-founder and CEO of CBG, stated, “I am extremely excited for our unmatched cross-border team to be joining forces with Kai-Shing Tao and his proven team at Remark Media. There is no doubt the acquisition will further jumpstart our growth through significantly enhanced resources and a collective focus on building a global media platform generating revenue from high-growth consumer transactions as well as media and advertising sales. The combination will enable the China operation to quickly scale its brand and other marketer collaboration, as well as dramatically enhance and roll out its analytics business through the combination with KanKan. We just completed our exclusive Emmy Awards broadcast to China, we are soon launching a number of new branded content initiatives, and our current programming continues to grow in both audience and monetization. It couldn’t be a better time for this acquisition to be taking place.”

For further information regarding the terms and conditions of the acquisition, please see Remark Media’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission in connection with the closing of the acquisition.

For more information on FansTang, please visit www.chinabrandinggroup.com.

About Remark Media, Inc.
Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the Company's website at www.remarkmedia.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media's Annual Report on Form 10-K and Remark Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof. Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777

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